SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                (Amendment No.  )


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Mystic, Financial, Inc.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
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               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (5)   Total fee paid:

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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

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         (2)   Form, Schedule or Registration Statement No.:

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Mystic Financial Logo


                                                         September 12, 2000

Dear Stockholder:

      You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Mystic Financial, Inc., the holding company for Medford Co-operative Bank, Medford, Massachusetts, which will be held on October 18, 2000 at The Medford Co-operative Bank, 201 Salem Street, Medford,
Massachusetts, at 10:00 a.m. Eastern Time (the "Annual Meeting").

      The attached Notice of the 2000 Annual Meeting of Stockholders and Proxy Statement describes the formal business to be transacted at the Annual Meeting. Directors and officers of Mystic Financial will be present at the Annual Meeting to report on the business of Mystic Financial and Medford Co-operative Bank and to answer questions.

      The Board of Directors of Mystic Financial has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of Mystic Financial and its stockholders and unanimously recommends a vote "FOR" each of these matters.

      Please complete, sign and return the enclosed proxy card promptly whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you are unable to attend.

      On behalf of the Board of Directors and the employees of Mystic Financial, Inc. and Medford Co-operative Bank, we thank you for your continued support.

                                       Sincerely yours,

                                       /s/ John J. McGlynn

                                       John J. McGlynn
                                       Chairman of the Board


                           MYSTIC FINANCIAL, INC.
                               60 HIGH STREET
                        MEDFORD, MASSACHUSETTS 02155
                               (781) 395-2800

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      At the 2000 Annual Meeting, we will ask you to:

      * Elect two directors to serve for a term of three years. The following two directors are the Board of Directors' nominees:

                  John J. McGlynn                  Robert H. Surabian

      * Ratify the appointment of Wolf & Company, P.C. as our independent auditors for the fiscal year ending June 30, 2001; and

      * Transact any other business as may properly come before the Annual Meeting.

      You may vote at the Annual Meeting if you were a stockholder of Mystic Financial at the close of business on August 24, 2000, the record date.

                                       By Order of the Board of Directors,

                                       /s/ Lorraine P. Silva

                                       Lorraine P. Silva
                                       Secretary

Medford, Massachusetts
September 12, 2000

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.


                             GENERAL INFORMATION

General

      We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting.

      We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about September 12, 2000 to all stockholders entitled to vote. If you owned Mystic Financial's common stock at the close of business on August 24, 2000, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,991,104 shares of common stock outstanding.

Quorum

      A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. Shares underlying broker non-votes will not be counted as having been voted in person or by proxy and will have no effect on the election of directors.

Voting Rights

      You are entitled to one vote at the Annual Meeting for each share of Mystic Financial's common stock that you owned at the close of business on August 24, 2000. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting.

      If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

Vote Required


Proposal 1:          The two nominees for director who receive the most
Elect Two            votes will be elected. So, if you do not vote for a
Directors            nominee, or you indicate "withhold authority" for any
                     nominee on your proxy card, your vote will not count
                     "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors.

Proposal 2:          The affirmative vote of a majority of the shares
Ratify Appointment   present in person or by proxy at the Annual Meeting
of Independent       and entitled to vote on this proposal is required
Public Accountants   to ratify the appointment of Wolf & Company, P.C.
                     as Mystic Financial's independent certified public accountants. So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

Effect of Broker Non-Votes

      If your broker holds shares that you own in "street name," the broker may vote your shares on the two proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a "broker non-vote." Here is the effect of a "broker non-vote":

* Proposal 1: Elect Two Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

* Proposal 2: Ratify Appointment of Independent Public Accountants. A broker non-vote would have no effect on the outcome of this proposal.

Revoking Your Proxy

      You may revoke your proxy at any time before it is exercised by:

* Filing with the Secretary of Mystic Financial a letter revoking the proxy;
*      Submitting another signed proxy with a later date; or
* Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

      If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of Mystic Financial.

Solicitation of Proxies

      Mystic Financial will pay the costs of soliciting proxies from its stockholders. Directors, officers or employees of Mystic Financial and Medford Co-operative Bank may solicit proxies by:

      *      mail;
      *      telephone; and
      *      other forms of communication.

      We will also reimburse persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, for the expenses that incur in forwarding the proxy materials to and obtaining proxies from such beneficial owners. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies, which firm will be paid a fee of $2,500, plus out-of-pocket expenses.

Security Ownership of Certain Beneficial Owners

      The following table contains common stock ownership information for persons known to Mystic Financial to "beneficially own" 5% or more of Mystic Financial's common stock as of August 24, 2000. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same share. We obtained the information provided in the following table from filings with the SEC and with Mystic Financial. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.

                                                                             Percent of
                                                             Amount of       Shares of
                   Name and Address                          Beneficial     Common Stock
Title of Class     of Beneficial Owner                       Ownership      Outstanding
--------------     -------------------                       ----------     ------------

Common Stock,      Mystic Financial, Inc. Employee           170,310(1)        8.55%
$.01 par value     Stock Ownership Plan Trust
                   HSBC Bank USA
                   140 Broadway
                   New York, NY 10005

Common Stock,      Malta Partners, L.P.                      106,000(2)(3)     5.32%
$.01 par value     Malta Partners II, L.P.
                   Malta Hedge Fund, L.P.
                   Malta Hedge Fund II, L.P.
                   Sandler O' Neill Asset Management, LLC
                   Sandler O'Neill Asset Management
                    Holdings, LLC
                   Terry Maltese
                   780 Third Avenue, 30th Floor,
                   New York, NY  10017

                   Malta Offshore, Ltd.
                   c/o Hemisphere Fund Managers
                   Limited, Harbor Centre, Third Floor
                   George Town,
                   Grand Cayman, Cayman Islands,
                   British West Indies

Common Stock,      Thomson Horstman & Bryant, Inc.           166,000(4)        8.34%
$.01 par value     Park 80 West, Plaza Two
                   Saddle Brook, NJ  07663

___________________
<F1>  The Mystic Financial, Inc. Employee Stock Ownership Plan ("ESOP") is
      administered by the compensation committee of Mystic Financial's Board of Directors (the "Compensation Committee"). The ESOP's assets are held in a trust (the "ESOP Trust"), for which HSBC Bank USA, serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from Mystic Financial, initially placed these shares in a suspense account for future allocation and intends to allocate them to employees participating in the ESOP over a period of years as its acquisition debt is retired. The ESOP Trustee is the beneficial owner of the shares held in the ESOP Trust. The terms of the ESOP Trust Agreement provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Trustee will vote, tender or exchange shares of Common Stock held in the ESOP Trust allocated to participants' accounts in accordance with instructions received from the participants. As of June 30, 2000, 46,579 shares have been allocated to the accounts of the ESOP participants.
<F2>  Based on a Schedule 13D filed with the SEC on May 25, 2000, Malta
      Partners, L.P. ("MP"), Malta Hedge Fund, L.P. ("MHF"), Malta Partners II, L.P. ("MPII"), and Malta Hedge II, L.P. ("MHFII") are Delaware limited partnerships (collectively, the "Partnerships"). Sandler O'Neill Assets Management LLC ("SOAM") is a New York limited liability company. Mr. Maltese in his capacity as President and managing member of SOAM and SOAM Holdings, LLC ("Holdings"), a Delaware limited liability company, exercises voting and dispositive power over all shares of common stock of Mystic Financial held by the Partnerships.
      MP, MHF, MPII and MHFII reported shared voting and dispositive power with respect to 8,900, 10,400, 30,400 and 44,600 shares of common stock of Mystic Financial, respectively. As the provider of administrative and management services for the Partnerships and Malta Offshore, Ltd., SOAM reported shared voting and dispositive power with respect to 106,000 shares of common stock. By reason of its position as general partner of each of the Partnerships, Holdings reported shared voting and dispositive power with respect to 94,300 shares of common stock of Mystic Financial. Mr. Maltese reported shared voting and dispositive power with respect to 106,000 shares of common stock of Mystic Financial.
<F3>  Based on a Schedule 13D filed with the SEC on May 25, 2000, Malta
      Offshore, Ltd. is a Cayman Islands company. Malta Offshore, Ltd reported shared voting and dispositive power with respect to 11,700 shares of common stock of Mystic Financial.
<F4>  Based on a Schedule 13G filed with the SEC on January 21, 2000,
      Thomson Horstman & Bryant, Inc. is a Delaware corporation which is an investment advisor registered under the Investment Advisors Act of 1940, who reported sole voting power as to 41,000 shares and shared dispositive power as to 166,000 shares of common stock of Mystic Financial.

Security Ownership of Management

      The following table shows the number of shares of Mystic Financial's common stock beneficially owned by each director and named executive officer, and all directors and executive officers of Mystic Financial and Medford Co-operative Bank as a group, as of June 30, 2000. Except as otherwise indicated, each person shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.

                                                             Amount and Nature       Percent of
                            Position with                      of Beneficial        Common Stock
Name                        Mystic Financial**             Ownership(1)(2)(3)(4)    Outstanding
----                        ------------------             ---------------------    ------------

Julie Bernardin             Director                              9,722(5)                *

Thomas G. Burke             Senior Vice President and             8,323(6)                *
                            Commercial Loan Officer

Frederick N. Dello Russo    Director                             11,839(7)                *

Ralph W. Dunham             Executive Vice President,            27,539(8)              1.38
                            Chief Financial Officer and
                            Treasurer

John A. Hackett             Director                             13,662(9)                *

Richard M. Kazanjian        Director                             13,150(10)               *

John W. Maloney             Director                             19,339(11)               *

John J. McGlynn             Chairman of the Board                20,404(12)             1.02

John M. O'Donnell           Senior Vice President and             6,581(13)               *
                            Commercial Loan Officer

Lorraine P. Silva           Director                             27,110(14)             1.36

Robert H. Surabian          President, Chief Executive          101,934(15)             5.12
                            Officer and Director

Robert B. Risman            Director Emeritus of                 14,910(16)               *
                            Medford Co-operative Bank

All directors and executive officers as a group (15 persons)    467,465(17)(18)        23.48%

___________________
*     Less than 1% of common stock outstanding.
** Titles are for both Mystic Financial and Medford Co-operative Bank, except where indicated.
<F1>  Includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days of the August 24, 2000 voting record date, pursuant to the exercise of stock options, as follows: Ms. Bernardin - 2,139, Messrs. Burke - 1,000, Dello Russo - 2,139, Dunham - 7,334, Hackett
      - 2,139, Kazanjian - 2,139, Maloney  - 2,139, McGlynn - 2,139 and
      O'Donnell - 1,000, Ms. Silva - 2,139, and Messrs. Surabian - 12,224 and Risman - 2,139.
<F2>  See "Principal Stockholders of Mystic Financial" for a definition of
      "beneficial ownership."
<F3>  Includes restricted stock awards of 34,226 shares made to outside directors under the Mystic Financial, Inc. 1999 Recognition and Retention Plan ("RRP"). Under the RRP, Messrs. Surabian, Dunham, Burke and O'Donnell were also granted restricted stock awards of 24,448, 14,668, 3,000 and 3,000 shares of common stock, respectively, and all other executive officers as a group were granted restricted stock awards of 8,000 shares. Each recipient of a restricted share award has sole voting power, but no investment power, over the common stock covered by the award. The restricted stock awards will vest at the rate of 20% per year on each December 31st following the date of grant, with the first installment vested on December 31, 1999.
<F4>  The figures shown above include shares held in trust pursuant to the
      ESOP that have been allocated as of June 30, 2000 to individual accounts as follows: Mr. Surabian - 1,182 shares, Mr. Dunham - 2,803 shares, Mr. Burke - 2,823 shares, Mr. O'Donnell - 2,581 shares and all executive officers as a group 15,506 shares. Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, over such shares.
<F5>  Includes 2,112 shares held in Ms. Bernardin's individual retirement account ("IRA").
<F6>  Includes 2,823 shares allocated to Mr. Burke under the ESOP.
<F7>  Includes 6,500 shares jointly owed with his spouse and 1,000 shares held in Mr. Dello Russo's employer's profit sharing plan.
<F8>  Includes 1,634 shares held in Mr. Dunham's IRA, 200 shares held by
      Mr. Dunham as custodian for his two children and 2,803 shares allocated to him under the ESOP.
<F9>  Includes 2,624 shares held in Mr. Hackett's IRA, 2,622 shares held in his spouse's IRA, 1,200 shares jointly held with his spouse, and 106 shares which Mr. Hackett holds as custodian for his minor child.
<F10> Includes 6,040 shares jointly owned by Mr. Kazanjian and his spouse.
<F11> Includes 14,900 shares held in Mr. Maloney's employer's profit sharing plan.
<F12> Includes 11,462 shares jointly owned by Mr. McGlynn and his spouse and 1,832 shares owned by Mr. McGlynn's spouse.
<F13> Includes 2,581 shares allocated to Mr. O'Donnell under the ESOP.
<F14> Includes 10,000 shares owned by Mrs. Silva's  spouse.
<F15> Includes 32,540 shares owned by Mr. Surabian's spouse, 1,000 shares jointly owned by Mr. Surabian and his spouse and 1,182 shares allocated to him under the ESOP.
<F16> Includes 5,000 shares jointly owed with his spouse and 2,800 shares held in an IRA of Mr. Risman's spouse.
<F17> The amount of shares for all directors and executive officers as a group includes 170,310 shares held by the ESOP Trust that have not been allocated to eligible participants as of June 30, 2000, over which the Compensation Committee (consisting of Mr. Hackett, Mr. McGlynn and Ms. Silva) may be deemed to have sole "investment power," thereby causing each committee member to be deemed a beneficial owner. Each committee member disclaims beneficial ownership of these shares. The individual participants in the ESOP have shared voting power with the ESOP Trustee with respect to the unallocated shares held in the ESOP Trust.
<F18> Includes shares held directly, held by certain members of the named individuals' families, or held by trusts of which the named individuals are trustees or substantial beneficiaries, with respect to which shares the named individuals may be deemed to have sole or shared voting or dispositive power.

                DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD

                             ___________________

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

                             ___________________

General

      The Board has nominated two persons for election as directors at the Annual Meeting. Each of the nominees is currently serving on Mystic Financial's Board of Directors. If you elect the nominees, they will hold office until the Annual Meeting in 2003, or until their successors have been elected.

      We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

Nominees and Continuing Directors

                                                                Position(s) Held with
                                     Director    Term           Mystic Financial and
Nominees                    Age(1)   Since(2)   Expires      Medford Co-operative Bank
--------                    ------   --------   -------      -------------------------

John J. McGlynn               78      1966       2000      Director and Chairman of the Board

Robert H. Surabian            64      1967       2000      President, Chief Executive Officer
                                                           and a Director

Continuing Directors
--------------------

Julie Bernardin               57      1994       2001      Director

John A. Hackett               60      1983       2001      Director

Lorraine P. Silva             69      1983       2001      Director and Secretary

Frederick N. Dello Russo      56      1998       2002      Director

Richard M. Kazanjian          64      1984       2002      Director

John W. Maloney               60      1998       2002      Director

Robert B. Risman              68      1959       2001       Director Emeritus of
                                                            Medford Co-operative Bank

___________________
<F1>  As of June 30, 2000.
<F2>  Includes service as a Director with Medford Co-operative Bank prior to Mystic Financial's incorporation in 1997.

      The principal occupation and business experience of each nominee for election as director and each Continuing Director is set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

Nominees

      John J. McGlynn is the Director of Special Projects for the Middlesex Sheriff's Department, which involves locating properties for the establishment of community counseling centers. Mr. McGlynn is also the retired Commissioner of the Public Employee Retirement Administration for the Commonwealth of Massachusetts in which he was responsible for the regulation of all the retirement systems in the Commonwealth, municipal, state, teachers, counties and authorities. Mr. McGlynn is a former member of the Pension Reserves Investment Management Board, an eight member board which oversaw the investments of $7.7 billion in reserve pension funds.

      Robert H. Surabian is the President and Chief Executive Officer of Mystic Financial and Medford Co-operative Bank. He has been President since 1979 and was named Chief Executive Officer in 1991.

Continuing Directors

      Lorraine P. Silva was employed by Medford Co-operative Bank for 28 years and has been retired since 1988. Mrs. Silva is also the Secretary of Mystic Financial.

      John A. Hackett is the President and owner of J.J. Ruddy Insurance Agency, Inc., Medford, Massachusetts, which he has owned for 38 years.

      Julie Bernardin, M.Ed., has been the sole proprietor of JB Consulting, Medford, Massachusetts, a sole proprietorship for over ten years. Ms. Bernardin's practice includes executive and career coaching, as well as consulting/training in communications and planning. In the past year, her major non-profit clients included the Federal Government, the City of Boston, and the Commonwealth of Massachusetts. Ms. Bernardin also serves as project coordinator to develop and deliver training materials for several clients.

      Frederick N. Dello Russo has been the owner and operator of McLaughlin-Dello Russo Funeral Services, Inc., Medford, Massachusetts since 1978 and the owner and operator of McLaughlin Funeral Home, Woburn, Massachusetts since 1995.

      Richard M. Kazanjian is a Principal of Consolidated Realty Trust, Medford, Massachusetts, and a General Partner in Wellington Realty, Medford, Massachusetts. Mr. Kazanjian is also a representative of Pruco Securities, Needham, Massachusetts.

      John W. Maloney is the owner and treasurer of Arlex Oil Corporation, Lexington, Massachusetts, which has been in the business of heating homes and businesses for over 60 years.

Director Emeritus

      Robert B. Risman, Director Emeritus of Medford Co-operative Bank, has been owner of Risman Real Estate, Medford, Massachusetts, since 1959, which provides residential sales and property management services. As Director Emeritus, Mr. Risman is a non-compensated and non-voting member of the Board of Directors of Medford Co-operative Bank.

        The Board of Directors unanimously recommends a vote "For" all of the nominees for election as directors.

                             ___________________

                                 PROPOSAL 2

                       RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT AUDITORS

                             ___________________

      The Board of Directors has appointed Wolf & Company, P.C. as our independent public auditors for Mystic Financial for the fiscal year ending June 30, 2001, and we are asking stockholders to ratify the appointment. A representative of Wolf & Company, P.C. is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

        The Board of Directors unanimously recommends a vote "For" the ratification of the appointment of Wolf & Company, P.C.
                as independent auditors for Mystic Financial.

             INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

      Mystic Financial's Board of Directors currently consists of eight members. Mystic Financial's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible. The terms of two directors expire at the Annual Meeting.

      The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of Mystic Financial. Mystic Financial's executive officers and management oversee the day-to-day operations of Mystic Financial. The directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. The directors also discuss business and other matters with the Chairman of the Board and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

      The Board of Directors of Mystic Financial's Board of Directors met 14 times during the fiscal year ended June 30, 2000. Each incumbent director attended at least 75% of the meetings of the Board of Directors plus committee meetings on which that particular director served during this period.

Committees of the Board

      The Board of Directors of Mystic Financial has established the following committees:

EXECUTIVE      The Executive Committee provides advice and recommendations
COMMITTEE      to the Board and considers strategic planning and industry issues.

               Directors Surabian, Hackett, Kazanjian and McGlynn serve as members of the Committee.

               The Executive Committee met 10 times in the 2000 fiscal year.

COMPENSATION   The Compensation Committee provides advice and
COMMITTEE      recommendations to the Board in areas of employee salaries and benefits and directors' compensation.

               Directors Hackett, McGlynn and Silva serve as members of the committee.

               The Compensation Committee met 29 times in the 2000 fiscal year.

AUDIT          The Audit Committee oversees and monitors Mystic Financial's
COMMITTEE      financial reporting process and internal control system,
               reviews and evaluates the audit performed by Mystic
               Financial's outside auditors and reports any substantive issues found during the audit to the Board and reviews and evaluates the internal audit program.

               Directors Silva, Maloney, Bernardin, Kazanjian and Dello Russo serve as members of the Committee.

               The Audit Committee met two times in the 2000 fiscal year.

      The Board of Directors, acting as the nominating committee, met in August, 2000 to select the nominees for election as directors at the Annual Meeting. See "Information About Stockholder Proposals" for a discussion of the procedures for stockholder nominations for director.

Directors' Compensation

      Director's Fees. Currently, each director of Medford Co-operative Bank receives the following fees:

*     fees of $400 per Board meeting attended;
*     committee fees ranging from $125 to $950 per month;
*     fees of $7,200 per year as a retainer.

      The Chairman of the Board also receives an additional $6,000 annual retainer. Total directors' meeting and committee fees for fiscal 2000 were $157,372. Directors of Mystic Financial do not receive compensation for their services as such but participate in Mystic Financial's stock option plan and restricted stock plan.

Executive Officers

      The following individuals are executive officers of Mystic Financial and hold the offices set forth opposite their names.

Name                   Position Held with Mystic Financial
----                   -----------------------------------

Robert H. Surabian     President and Chief Executive Officer
Ralph W. Dunham        Executive Vice President, Chief Financial Officer
                       and Treasurer
Lorraine P. Silva      Secretary

      The Board of Directors elects the executive officers of Mystic Financial and Medford Co-operative Bank, annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. Mystic Financial has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment. See "-Employment Agreements."

      Biographical information of executive officers of Mystic Financial and Medford Co-operative Bank who are not directors is set forth below.

      Thomas G. Burke, age 53, has served as Senior Vice President and Commercial Loan Officer of Medford Co-operative Bank since 1995. He is responsible for all commercial lending and supervision of the commercial loan department. Mr. Burke was employed at Medford Savings Bank from 1990 to 1995, where he was a Vice President and a Commercial Loan Officer.

      Ralph W. Dunham, age 44, has served as Executive Vice President since 1997 and the Chief Financial Officer of Medford Co-operative Bank since 1988. He has also served as the Executive Vice President, Chief Financial Officer and Treasurer of Mystic Financial since 1997. As Chief Financial Officer, he is responsible for the overall financial management of Mystic Financial and its subsidiaries, including asset/liability management, investment management, development and recommendation of policies and financial reporting. Mr. Dunham is an attorney and a certified public accountant.

      Deborah A. McNeill, age 45, has served as Senior Vice President and Treasurer of Medford Co-operative Bank since 1996. She has been an employee of Medford Co-operative Bank for 26 years. Her present duties include directing and coordinating the operation of the accounting and operations department.

      Henry T. Sampson, Jr., age 52, has served as Senior Vice President of Medford Co-operative Bank since 1992 and the Chief Residential Loan Officer of Medford Co-operative Bank since 1993. Mr. Sampson is responsible for all non-commercial lending and supervision of the lending department and has been an employee of Medford Co-operative Bank for 21 years.

      John M. O'Donnell, age 41, has served as Senior Vice President and Commercial Loan Officer since December 1998. He joined Medford Co-operative Bank in 1996 as Vice President, Commercial Loan Officer. He is currently responsible for the commercial lending and retail activities at Medford Co-operative Bank's Lexington Office. Prior to joining Medford Co-operative Bank, Mr. O'Donnell was employed at Depositors Trust Company and Co-operative Bank of Concord from 1986 to 1996 as Senior Vice President of Lending.

      Annette J. Hunt, age 41, has served as Senior Vice President since November 1999 and Vice President/Branch Administrator of Medford Co-operative Bank since 1997. She joined Medford Co-operative Bank in 1995 as Vice President/Branch Manager of the Salem Street Office. She is currently responsible for the overall operation of the Retail Division. Ms. Hunt was formerly employed at Depositors Trust Company and Cooperative Bank of Concord from 1978 to 1995 as Vice President/Branch Administrator.

Executive Compensation

      The following table sets forth the compensation paid by Medford Co-operative Bank for services rendered in all capacities during the fiscal years ended June 30, 2000, 1999 and 1998 to Messrs. Surabian, Dunham, Burke and O'Donnell. No other executive officer earned compensation in excess of $100,000 during the fiscal year ended June 30, 2000.

                         Summary Compensation Table

                                                                                              Long Term Compensation
                                                                                   ---------------------------------------------
                                                    Annual Compensation(1)                 Awards              Payouts
                                             -----------------------------------   --------------------   ----------------------
                                                                        Other      Restricted
                                                                        Annual       Stock                 LTIP       All Other
Name and Principal                                                  Compensation     Awards     Options   Payouts   Compensation
Positions                             Year   Salary($)   Bonus($)        ($)         ($)(2)     (#)(3)      ($)        ($)(4)
------------------                    ----   ---------   --------   ------------   ----------   -------   -------   ------------

Robert H. Surabian, President and     2000   $165,057    $32,500          -             -         -          -         $31,086
 Chief Executive Officer              1999   $157,197    $30,500          -         $294,904    61,121       -         $40,125
                                      1998   $153,360    $47,000          -             -         -          -         $ 8,112

Ralph W. Dunham, Chief Financial      2000   $108,946    $ 9,500          -             -         -          -         $23,373
 Officer, Executive Vice President    1999   $105,608    $ 7,500          -         $176,932    36,673       -         $17,026
 and Treasurer                        1998   $ 98,633    $10,000          -             -         -          -         $ 5,367

Thomas G. Burke, Senior Vice          2000   $102,500    $ 9,000          -             -         -          -         $18,932
 President and Commercial Loan        1999   $ 96,370    $ 7,000          -         $ 36,188     5,000       -         $20,058
 Officer                              1998   $ 88,920    $ 5,000          -             -         -          -         $ 2,576

John M. O'Donnell, Senior Vice        2000   $ 96,000    $14,000          -             -         -          -         $17,260
 President and Commercial Loan        1999   $ 87,470    $ 6,500          -         $ 36,188     5,000       -         $17,610
 Officer                              1998   $ 79,615    $ 5,000          -             -         -          -         $ 1,922

___________________
<F1>  Under Annual Compensation, the amounts under "Bonus" include a stipend of $17,500 to be paid annually for a ten year period by Medford Co-operative Bank to the Chief Executive Officer to cover premiums due on a life insurance policy owned by the Chief Executive Officer.
<F2>  Pursuant to the RRP, Mr. Surabian, Mr. Dunham, Mr. Burke and Mr.
      O'Donnell were awarded 24,448, 14,668, 3,000 and 3,000 shares of restricted stock, respectively, as of March 24, 1999, which vest in 20% increments on December 31st of each year. The first installment vested on December 31, 1999. Dividends attributable to such shares are held in the trust fund of the RRP and are distributed as soon as it is administratively feasible. The dollar amounts shown in the table for 1999 are based on the fair market value of a share of common stock on March 24, 1999, which was $12.0625. In the case of death, disability, or change in control while in service, all restricted stock awards become immediately vested.
<F3>  Represents shares of common stock as to which the named individual has the right to acquire beneficial ownership pursuant to the exercise of stock options. Such options were granted on March 24, 1999 pursuant to the Mystic Financial, Inc. 1999 Stock Option Plan, and vest in 20% increments on December 31st of each year. The first installment vested on December 31, 1999.
<F4>  Includes benefits for Messrs. Surabian, Dunham, Burke and O'Donnell as follows:

                                       Year   Mr. Surabian   Mr. Dunham   Mr. Burke   Mr. O'Donnell
                                       ----   ------------   ----------   ---------   -------------

      401(k) Matching Contributions    2000      $ 7,420      $ 3,743      $ 3,342      $ 2,746
                                       1999      $11,358      $ 4,555      $ 2,841      $ 2,154
                                       1998      $ 8,112      $ 5,367      $ 2,576      $ 1,922

      ESOP Contributions               2000      $ 6,000      $19,630      $15,590      $14,514
                                       1999      $ 7,791      $12,471      $17,218      $15,456
                                       1998         -            -            -            -

      Also, with respect to Mr. Surabian, includes $17,666 and $20,976 representing nonqualified supplemental ESOP and 401(k) plan benefits credited on his behalf under the Benefit Restoration Plan described below for 2000 and 1999, respectively.

Report of the Compensation Committee

      The following Report of Mystic Financial's Compensation Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed "soliciting material," filed with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

      Mystic Financial, Inc. was formed in 1997 for the purpose of becoming the holding company for Medford Co-operative Bank in a stock conversion that took effect in January 1998. For the fiscal year ended June 30, 2000, substantially all of the business of Mystic Financial was conducted through Medford Co-operative Bank. During such fiscal year, Mystic Financial's Chief Executive Officer ("CEO") and other executive officers served as the CEO and executive officers, respectively, of Medford Co-operative Bank and performed substantially all of their services in connection with the management and operation of Medford Co-operative Bank. As a result, all compensation of the CEO and all other executive officers for such period was paid by Medford Co-operative Bank and determined by the Board of Directors of Medford Co-operative Bank on the recommendation of its compensation committee.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of Mystic Financial (the "Compensation Committee") annually reviews and recommends changes to the compensation levels of the executive officers to the Board of Directors. The Compensation Committee continues to review the compensation program to better reflect Mystic Financial's public company status. It is intended that the executive compensation program will enable Mystic Financial and Medford Co-operative Bank to attract, develop and retain strong executive officers who are capable of maximizing Mystic Financial's performance for the benefit of its stockholders.

      It is Mystic Financial's policy to cause its executive officers to be compensated, either directly or through its affiliates, using a combination of cash compensation, consisting of a base salary and discretionary bonus payments, participation in Medford Co-operative Bank's fringe benefit plans and participation in Mystic Financial's ESOP. These elements are intended to provide an overall compensation package that is commensurate with Mystic Financial's financial resources, that aligns the executives' financial interests with those of Mystic Financial's stockholders and that is responsive to the immediate and long-term needs of the executive officers and their families. The compensation practices of other community banks in the Boston and New England area are considered in establishing the overall level of compensation and the components of the compensation package; however, it has not been a goal or policy to set compensation at levels designed to achieve a predetermined percentile ranking among an identified group of peer institutions.

      The board of directors of Mystic Financial accepted without modification all of the Compensation Committee's recommendations on executive compensation. The Compensation Committee reviews salary and bonus levels annually in December. The composition of Medford Co-operative Bank's compensation committee is the same as that of Mystic Financial's Compensation Committee.

Base Salary and Bonus

      For the year ended June 30, 2000, base salaries of all executive officers were set at levels determined, in the subjective judgment of the Compensation Committee, to be commensurate with the executive officers' customary respective duties and responsibilities and to enable them to maintain appropriate standards of living within their communities. The Compensation Committee has also utilized discretionary bonus payments to ensure that compensation levels remain competitive with those of similar institutions in Medford Co-operative Bank's market area and to reflect cost of living increases. Fringe benefit programs, consisting of life, disability and group health insurance coverages, are designed to provide for the health and welfare of the executives and their families as well as for their long-term financial needs. Mystic Financial also pays its CEO a stipend to cover premiums on an insurance policy owned by the CEO. The determination of the CEO's compensation for the fiscal year ended June 30, 2000 was based on the same general principles applied to other executive officers.

      Mystic Financial currently uses stock based compensation so that management's interests are aligned with stockholders' interests in the enhancement of stockholders' value. In this regard, Mystic Financial, with the approval of stockholders, implemented its 1999 Stock Option Plan and its 1999 Recognition and Retention Plan on March 24, 1999. In addition, all executive officers participated in Mystic Financial's ESOP for the fiscal year ended June 30, 2000. Each executive officer has an individual account within the ESOP Trust, which is invested primarily in Mystic Financial, Inc. Common Stock with the result that a portion of each executive officer's long-term retirement savings is tied to the performance of Medford Co-operative Bank and Mystic Financial. These important stock-based incentive compensation plans assist Medford Co-operative Bank and Mystic Financial in attracting and retaining senior executive personnel of outstanding caliber who will contribute to Mystic Financial's success.

      In addition to the compensation paid to executive officers as described above, executive officers received certain benefits pursuant to the 401(k) Plan and the Pension Plan. In addition, the CEO will receive certain benefits under Mystic Financial's nonqualified benefit restoration plan that are otherwise limited by Internal Revenue Service caps on qualified plans.

                                       COMPENSATION COMMITTEE OF
                                       MYSTIC FINANCIAL, INC.

                                       John A. Hackett
                                       John J. McGlynn
                                       Lorraine P. Silva

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Messrs. Hackett, McGlynn and Ms. Silva. There are no other interlocks, as defined under the rules and regulations of the SEC, between members of the Compensation Committee or executive officers of Mystic Financial and corporations with respect to which such persons are affiliated, or otherwise.

Performance Graph

      The following graph compares Mystic Financial's total cumulative stockholder return from January 8, 1998, the date of Mystic Financial's initial public offering, to June 30, 2000, to the total return for the Nasdaq National Market Composite Index and the total return for the Nasdaq Bank Stock Index, which is an index for publicly traded institutions that trade on Nasdaq.

                                1/8/98      6/30/98     12/31/98    6/30/99     12/31/99    6/30/00
                                ------      -------     --------    -------     --------    -------

Mystic Financial, Inc.          100.00      140.03      119.15      117.81      111.39      125.40
Nasdaq Market Composite Index   100.00      121.83      141.65      173.52      163.31      156.71
Nasdaq Bank Stock Index         100.00      112.17       93.17       94.65       85.73       75.90

___________________
Assumes $100 Invested on January 8, 1998

There can be no assurance that stock performance will continue into the future with the same or similar trends depicted in the graph above.

Certain Employee Benefits and Employment Agreements

      Employment Agreements with Mystic Financial and Two Senior Executives. Mystic Financial entered into separate Employment Agreements with Messrs. Surabian and Dunham (the "Senior Executives"), on behalf of both Mystic Financial and Medford Co-operative Bank, effective as of January 8, 1998. These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that Mystic Financial and Medford Co-operative Bank will be able to maintain a stable and competent senior executive management team. The continued success of Mystic Financial and Medford Co-operative Bank depends to a significant degree on the skills and competence of Mr. Surabian and Mr. Dunham.

      Term. The Employment Agreements provide for a three-year term for Messrs. Surabian and Dunham. The term of Mr. Surabian's Employment Agreement will be automatically extended on a daily basis so that the remaining term of this Agreement will always be three years unless the Board or Mr. Surabian give written notice of non-renewal. Mr. Dunham's Employment Agreement provides that, commencing on the agreement's first anniversary date and continuing on each anniversary date, the Board may, with Mr. Dunham's concurrence, extend the Employment Agreement for an additional year, so that the remaining term will be three years, after the Board conducts his performance evaluation.

      Salary and Benefits.  The benefits of  Employment Agreements provide:

*     Annual review of base salary;
* Entitlement to participation in pension, savings, incentive and welfare benefit plans; and
* Eligibility for fringe benefits applicable to executive personnel, such as fees for club and organization memberships.

      Termination and Benefits Payable upon Termination. Mystic Financial may terminate the Senior Executives at any time for cause, as defined in the Employment Agreements. In the event of the termination of the Senior Executive's employment with Mystic Financial and Medford Co-operative Bank for reasons other than for cause, death or disability, or in the event of the Senior Executive's resignation from Mystic Financial and Medford Co-operative Bank for certain reasons specified in the Employment Agreements, the Senior Executive would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary payments due to the Senior Executive for the remaining term of the Agreement. However, in the event a Senior Executive's employment terminates following a change in control of Mystic Financial, for purposes of computing the lump sum severance amount payable, the remaining term of each Executive's Employment Agreement will be deemed to be three years. The agreements also provide for Mystic Financial (or Medford Co-operative Bank, if applicable) to continue the Senior Executive's life, health and disability insurance coverage for the remaining term of the Employment Agreement. In addition, Mystic Financial's Employment Agreement with Mr. Surabian provides for him to receive the bonus payments and additional contributions or benefits he would have earned under any employee benefit plan of Mystic Financial or Medford Co-operative Bank during the remaining term of his Employment Agreement, as well as the payments that would have been made under any incentive compensation plan during the remaining term of his Employment Agreement. In general, for purposes of the Employment Agreements, the ESOP and any plans to be maintained by Mystic Financial or Medford Co-operative Bank, a "change of control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security of Mystic Financial or Medford Co-operative Bank, upon stockholder approval of a merger or consolidation or a change of the majority of the board of directors of Mystic Financial or Medford Co-operative Bank, or liquidation or sale of substantially all the assets of Mystic Financial or Medford Co-operative Bank.

      Either Medford Co-operative Bank or Mystic Financial may make the payments due to the Senior Executives under the Employment Agreements, and these payments will not be duplicated; the Employment Agreements provide that Mystic Financial will guarantee that all payments due to the Senior Executives will be paid to them. The Senior Executives would be entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements.

      Cash and benefits paid to a Senior Executive under the Employment Agreements together with payments under other benefit plans following a "change of control" of Mystic Financial or Medford Co-operative Bank may constitute an "excess parachute" payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to Mystic Financial and Medford Co-operative Bank. Mystic Financial's Employment Agreements include a provision indemnifying each Senior Executive on an after-tax basis for any "golden parachute" excise taxes.

      Effective as of July 1, 1998, Mystic Financial amended Mr. Surabian's Employment Agreement to provide him with a special benefit in the event of his retirement from the service of Mystic Financial during the term of his Agreement. Prior to this amendment (hereinafter, the "Amendatory Agreement"), Mr. Surabian's Employment Agreement did not provide him with retirement benefits in addition to those available through participation in the savings and pension plans of Mystic Financial and Medford Co-operative Bank (described below). Pursuant to the Amendatory Agreement, if Mr. Surabian retires during the term of his Employment Agreement but not before he reaches age 67 or dies or becomes disabled during the term of his Employment Agreement, he would be entitled to receive a lump sum retirement benefit payable by Mystic Financial equal to the dollar value of the total number of shares of Common Stock expected to be allocated to Mr. Surabian under the ESOP during the full term of the ESOP's ten-year loan. The retirement benefit payable to Mr. Surabian under the Amendatory Agreement would be calculated by (i) projecting the total number of shares of Common Stock to be allocated to Mr. Surabian's ESOP account balance during the ten-year term of the ESOP's loan, (ii) reducing such projection by the number of shares actually allocated to Mr. Surabian's account in the ESOP, and then by (iii) multiplying the remaining number of shares by the average price ("Average Price") of a share of Mystic Financial's Common Stock determined over the twelve calendar quarters immediately preceding Mr. Surabian's retirement. The supplemental benefit would be payable from Mystic Financial's general assets.

      Employment Agreements between Medford Co-operative Bank and Two Commercial Lending Officers. Medford Co-operative Bank entered into separate Employment Agreements with each of Mr. Thomas G. Burke and Mr. John O'Donnell, who both currently serve Medford Co-operative Bank as Commercial Loan Officers ("Loan Officers"), effective as of January 8, 1998. The purpose of these Employment Agreements is to secure the Loan Officers' continued availability and attention to Medford Co-operative Bank's affairs.

      Term. Both Agreements have three year terms that may be extended by Medford Co-operative Bank's board of directors, after a performance review of the Loan Officer, for an additional year.

      Salary and Benefits.  The benefits of  Employment Agreements provide:

*     Annual review of base salary;
* Entitlement to participation in pension, savings, incentive and welfare benefit plans; and
* Eligibility for fringe benefits applicable to executive personnel, such as fees for club and organization memberships.

      Termination and Benefits Payable upon Termination. In the event that a Loan Officer's employment with Medford Co-operative Bank is terminated for reasons other than for cause, death or disability or in the event that the Loan Officer resigns from employment with Medford Co-operative Bank following a "change in control" (as defined above), the Loan Officer would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary payments due for the remaining term of the Agreement, as severance pay. In the event that severance is payable to a Loan Officer due to his termination of employment following a change in control of Medford Co-operative Bank, for purpose of computing the lump sum severance amount payable, the remaining term of each Loan Officer's Employment Agreement will be deemed to be three years. The Agreements also provide for Medford Co-operative Bank to continue the Loan Officer's life, health and disability insurance coverages for the remaining term of the Employment Agreement, as an additional severance benefit.

Benefits

      Employee Stock Ownership Plan and Trust. Mystic Financial has established, and Medford Co-operative Bank has adopted, an ESOP and related trust, effective as of January 1, 1998. Substantially all employees of Medford Co-operative Bank or Mystic Financial who have attained age 21 and have completed one year of service are eligible to become participants in the ESOP. The ESOP purchased 216,890 shares of the Common Stock issued by Mystic Financial in its conversion to stock form with funds borrowed from Mystic Financial. Although contributions to the ESOP are discretionary, Mystic Financial or Medford Co-operative Bank intends to make annual contributions to the ESOP in an aggregate amount at least equal to the principal and interest requirement on the debt. This loan is for a term of 10 years, bears interest at the rate of 8% per annum and calls for level annual payments of principal and interest designed to amortize the loan over its term. The loan also permits optional pre-payment. Mystic Financial and Medford Co-operative Bank may make additional annual contributions to the ESOP to the maximum extent deductible for federal income tax purposes.

      The ESOP Trust has pledged ESOP shares as collateral for the loan. The ESOP Trustee holds these shares in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. Mystic Financial will allocate the released shares among the accounts of participants on the basis of the participant's compensation for the year of allocation. Benefits generally become vested at the rate of 20% per year with vesting beginning after an employee's completion of three years of service and full vesting to occur after seven years of service. Participants also become immediately vested upon termination of employment due to death, retirement at age 65 or older, permanent disability or upon the occurrence of a change of control. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Vested benefits may be paid in a single sum or installment payments and are payable upon death, attainment of age 65, disability or separation from service. As of June 30, 2000, 46,579 shares have been allocated to participant's ESOP accounts.

      In connection with the establishment of the ESOP, the Board of Directors appointed the Compensation Committee to administer the ESOP and appointed HSBC Bank USA (formerly, Marine Midland Bank) as the ESOP's trustee. The Compensation Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA.

      The ESOP may purchase additional shares of Common Stock in the future, and may do so either on a leveraged basis with borrowed funds or with cash dividends, periodic employer contributions or other cash flow.

      Pension Plan. The Pension Plan provides a benefit for all eligible Medford Co-operative Bank employees. The benefit is equal to (A) the participant's accrued benefit under the applicable Prior Plan determined as of December 31, 1988 plus (B) one percent (1%) of the participant's "Final Average Compensation" (defined to mean a participant's highest compensation averaged over three years) plus (C) one-half of one percent (.5%) of the participant's Final Average Compensation in excess of covered compensation multiplied by the participant's benefit service after December 31, 1988. Medford Co-operative Bank funds the Pension Plan on an actuarial basis and the trustee holds all assets in trust.

      The following table illustrates the annual benefit payable upon normal retirement at age 65 in the form of a single life annuity, with no offset for Social Security benefits, under the Pension Plan at various levels of compensation and years of service under the Plan:

                                   Years of Service at Retirement
      Final Average           -----------------------------------------
      Compensation            10           15           20           25
      -------------           --           --           --           --

      $ 50,000             $ 7,500      $11,250      $15,000      $18,750
        75,000              11,250       16,875       22,500       28,125
       100,000              15,000       22,500       30,000       37,500
       125,000              18,750       28,125       37,500       46,875
       150,000              22,500       33,750       45,000       56,250
       175,000(1)           26,250       39,375       52,500       65,625
       200,000(1)           30,000       45,000       60,000       75,000

___________________
<F1>  These are hypothetical benefits based on the Pension Plan's normal retirement benefit formula. The benefits shown above do not reflect an offset for Social Security benefits and there are no other offsets. For the Pension Plan year ended December 31, 1999, the annual compensation for calculating benefits may not exceed $160,000 (as adjusted for subsequent years pursuant to Code provisions). The portion of the benefits shown above attributable to annual compensation in excess of $160,000 will be provided to Mr. Surabian under the Benefit Restoration Plan described below.

      The following table sets forth the years of credited service determined as of December 31, 1999, the end of the 1999 plan year, for Mr. Surabian, Mr. Dunham, Mr. Burke and Mr. O'Donnell. The accrued benefit of each Mr. Surabian Mr. Dunham, Mr. Burke and Mr. O'Donnell under the Pension Plan is determined on the basis of each officer's "Years of Credited Service" shown below, and his "Final Average Compensation" (which includes salary and bonus), as defined above.

                                   Years of Credited Service
                                   -------------------------
                                   Years              Months
                                   -----              ------

      Mr. Surabian                   21                  1
      Mr. Dunham                     11                 10
      Mr. Burke                       4                  7
      Mr. O'Donnell                   3                  3

      401(k) Plan. The 401(k) Plan permits eligible employees to save for retirement by making pre-tax and post-tax contributions to the Plan of up to twelve percent (12%) of the annual salary. Medford Co-operative Bank may make "matching" contributions on each participating employee's behalf for "eligible" pre-tax and post-tax contributions made by participants. Under the 401(k) Plan, Medford Co-operative Bank will make a 50% "matching" contribution for each pre-tax contribution made by a participant up to 5% of the participant's total annual salary. An employee will always be 100% vested in any pre-tax or post-tax contributions he makes to the 401(k) Plan and will become incrementally vested in any matching contributions made on his behalf at a rate of 20% for each year of service with Medford Co-operative Bank, with initial vesting to begin after two years of service and full vesting to occur after six years of service or upon earlier disability, death or attainment of normal retirement age. Distributions may be made at the election of a participant in either a single lump sum payment or installments, as provided in the Plan.

      Benefit Restoration Plan. Effective July 1, 1998, Mystic Financial adopted the Benefit Restoration Plan of Mystic Financial, Inc. ("BRP") in order to provide the person then serving as its Chief Executive Officer with the benefits that would be due to such executive under the Pension Plan, the 401(k) Plan and the ESOP if such benefits had not been limited by certain statutory restrictions under the Code. Mystic Financial has established an irrevocable "grantor trust" for use in connection with the BRP. The assets of such "grantor trust" would be considered part of the general assets of Mystic Financial and subject to the claims of its general creditors. Earnings on the trust's assets would be taxable to Mystic Financial.

      Stock Option Plan. Mystic Financial has a Stock Option Plan in effect which was approved by the stockholders at a Special Meeting on March 24, 1999. The purpose of the Stock Option Plan is to encourage the retention of key employees and directors by facilitating their purchase of a stock interest in Mystic Financial. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. Mystic Financial has reserved an aggregate of 257,355 shares of common stock for issuance upon the exercise of stock options granted under the Plan.

      The members of the Board's Compensation Committee who are disinterested directors ("Option Committee") administer the Stock Option Plan. In general, both "incentive stock options" and non-qualified stock options to purchase common stock may be granted to eligible officers, employees and outside directors, subject to the restrictions of the Internal Revenue Code. The Option Committee has discretion under the Stock Option Plan to establish certain material terms of the options granted to officers and employees provided such grants are made in accordance with the Plan's requirements. All options granted to outside directors are by automatic formula grant and the Option Committee has no discretion over the material terms of these grants. As of June 30, 2000, each outside director of Mystic Financial had been granted a non-qualified stock option to purchase an aggregate of 10,696 shares of common stock at an exercise price of $12.0625.

      All stock options granted under the Plan generally vest in 20% increments over a five year period on December 31st each year, subject to automatic full vesting upon the optionee's death, disability or on the effective date of a change in control of Mystic Financial. Mystic Financial believes the use of a vesting schedule will encourage each option recipient to remain in the service of Mystic Financial (or an affiliate) and contribute to its profitability in order to enjoy the full economic benefit of the Option. Mystic Financial pays all costs and expenses of the Stock Option Plan. Mystic Financial has reserved the right to amend or terminate the Plan, in whole or in part, subject to the requirements of all applicable laws.

      The following table shows the number of shares exercisable by Mr. Surabian, Mr. Dunham, Mr. Burke and Mr. O'Donnell as of June 30, 2000. There were no "in-the-money" options at June 30, 2000 and no officers exercised any options during the fiscal year ended June 30, 2000.

                     Fiscal Year End Options/SAR Values

                                                            Number of Securities          Value of Unexercised
                                                           Underlying Unexercised             In-the-Money
                                                              Options/SARs at               Options/SARs at
                       Shares Acquired   Value Realized       Fiscal Year-End               Fiscal Year-end
                         on Exercise       on Exercise              (#)                            ($)
Name(1)                      (#)               ($)        Exercisable/Unexercisable   Exercisable/Unexercisable (1)
-------                ---------------   --------------   -------------------------   -----------------------------

Robert H. Surabian            -                 -              12,224/48,897                       N/A

Ralph W. Dunham               -                 -               7,334/29,339                       N/A

Thomas G. Burke               -                 -               1,000/4,000                        N/A

John M. O'Donnell             -                 -               1,000/4,000                        N/A

___________________
<F1>  All options at June 30, 2000 were "out of money" options, i.e. the exercise price of the options was greater than the closing price of Mystic Financial's common stock on June 30, 2000.

      Recognition and Retention Plan. The RRP was adopted by the Board of Directors of Mystic Financial and approved by its stockholders at a Special Meeting held on March 24, 1999. Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and outside directors of Mystic Financial, Medford Co-operative Bank and other affiliates. The members of the Board's Compensation Committee who are disinterested directors ("RRP Committee") administer the RRP. Mystic Financial pays all costs and expenses of administering the RRP.

      As required by the terms of the RRP, Mystic Financial has established a trust ("Trust") and has contributed $1,294,495 to the Trust in order to fund the purchase of 102,942 shares of Common Stock, the maximum number of restricted stock awards ("Restricted Stock Awards") that may be granted under the RRP. The Trust completed the purchase of these shares in September, 1999. Shares of Common Stock subject to a Restricted Stock Award are held in the Trust until the Award vests at which time the shares of Common Stock attributable to the portion of the Award that have vested are distributed to the Award holder. An Award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of Common Stock subject to his Award, whether or not the underlying shares have vested.

      Restricted Stock Awards are granted under the RRP on a discretionary basis to eligible officers and executives selected by the RRP Committee and are awarded to outside directors pursuant to the terms of the RRP. As of March 24, 1999, each outside director who has completed at least three years of service has been granted a Restricted Stock Award with respect to 4,971 shares of Common Stock. Each outside director with less than three years of service has been granted a restricted stock award with respect to 2,200 shares of Common Stock. All outstanding Restricted Stock Awards vest and become distributable at the rate of 20% per year, over a five year period that commenced on December 31, 1999, subject to automatic full vesting on the date of the Award holder's death, disability or upon a change in control of Mystic Financial.

      Mystic Financial may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

Transactions with Certain Related Persons

      Medford Co-operative Bank has made loans or extended credit to executive officers and directors and also to certain persons related to executive officers and directors. All such loans were made by Medford Co-operative Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, nor did they involve more than the normal risk of collectibility or present other unfavorable features. The outstanding principal balance of such loans to directors, executive officers and their associates totaled $1.9 million or 7.4% of Medford Co-operative Bank's total equity at June 30, 2000.

      Mystic Financial intends that all transactions in the future between Mystic Financial and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to Mystic Financial than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of Mystic Financial not having any interest in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires Mystic Financial's executive officers and directors, and persons who own more than 10% of the Common Stock to file with the SEC reports of ownership and changes of ownership. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Mystic Financial with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Mystic Financial believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners for the fiscal year ended June 30, 2000 were complied with.

                           ADDITIONAL INFORMATION

Information About Stockholder Proposals

      If you wish to submit proposals to be included in our proxy statement for the 2001 Annual Meeting of Stockholders, we must receive them by May 16, 2001, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R.
Section 240.14a-8 of the rules and regulations promulgated by the SEC.

      In addition, under Mystic Financial's Bylaws, if you wish to nominate a director or bring other business before an annual meeting:

* You must be a stockholder of record and have given timely notice in writing to the Secretary of Mystic Financial.

*     Your notice must contain specific information required in our Bylaws.

                                       By Order of the Board of Directors,

                                       /s/ Lorraine P. Silva

                                       Lorraine P. Silva
                                       Secretary

Medford, Massachusetts
September 12, 2000

To assure that your shares are represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.


Mystic Financial, Inc.                                      REVOCABLE PROXY

       This Proxy is solicited on behalf of the Board of Directors of
                           Mystic Financial, Inc.
  for the Annual Meeting of Stockholders to be held on October 18, 2000.

      The undersigned stockholder of Mystic Financial, Inc. hereby appoints Frederick N. Dello Russo, Richard M. Kazanjian, and John W. Maloney, each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Mystic Financial, Inc. held of record by the undersigned on August 24, 2000, at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Time, on October 18, 2000, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 2000 Annual Meeting of Stockholders and Proxy Statement, dated September 12, 2000, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposal listed in Item 2.

          PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
              AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


The Board of Directors unanimously recommends a vote "FOR" all of the nominees named in Item 1 and a vote "FOR" the proposal in Item 2.

Please mark your vote as indicated in this example     [x]

I will attend the Annual Meeting                       [ ]

1.    Election of two Directors.           FOR             WITHHOLD
      Nominees: John J. McGlynn,      All nominees         for all
      and Robert H. Surabian for       (except as          nominees
      terms of three years each.        otherwise             [ ]
                                        indicated)
                                           [ ]

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided:

______________________________________________

2.    Ratification of the appointment of        FOR     AGAINST     ABSTAIN
      Wolf & Company, P.C. as                   [ ]       [ ]         [ ]
      independent auditors for the fiscal
      year ending June 30, 2001.

The undersigned hereby acknowledges receipt of the Notice of the 2000 Annual Meeting of Stockholders and the Proxy Statement, dated September 12, 2000 for the 2000 Annual Meeting.

__________________________________

__________________________________
(Signature(s)


Dated: _____________________, 2000
Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.